EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-34272, 333-34270, 333-82680, 333-123692, 333-170810 and 333-179955) of Cabot Microelectronics Corporation of our report dated November 18, 2015, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
November 18, 2015